SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 23, 2005
Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 American Boulevard West Minneapolis, Minnesota	55437
(Address of Principal Executive Offices)	(Zip Code)

(952) 830-8700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry Into Material Definitive Agreement.

On February 23, 2005, Gander Mountain Company (the “Company”) entered into an Amended and Restated Loan and Security Agreement with Fleet Retail Group, Inc. (“Fleet”), as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as collateral agent, and the lenders named therein.  Primarily, this amendment and restatement increased the Company’s credit facility from $175,000,000 to up to $225,000,000.  The facility may also be increased to $300,000,000 subject to certain terms and conditions.  Fleet, directly or through affiliates (including Bank of America Securities, LLC), has pre-existing relationships with the Company as a provider of investment banking services to the Company, including as an underwriter in the Company’s initial public offering.  The foregoing description of the Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 9.01.               Financial Statements and Exhibits.

(c)	Exhibits

	10	Amended and Restated Loan and Security Agreement dated February 23, 2005, among the

Company, Fleet Retail Group, Inc., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/ Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as collateral agent, and the lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: February 23, 2005	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

10

Amended and Restated Loan and Security Agreement dated February 23, 2005, among the Company, Fleet Retail Group, Inc., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as the syndication agent, and the lenders named therein

Filed Electronically